Exhibit 99.1

DREW ACQUIRES RV ENTRY DOOR BUSINESS

White Plains, New York – February 22, 2012 – Drew Industries Incorporated (NYSE:DW), a leading supplier of components for recreational vehicles (RV) and manufactured homes, today reported that its wholly-owned subsidiary, Lippert Components, acquired the business and certain assets of the United States RV entry door operation of Euramax International, Inc. The acquired business has annualized sales of approximately $6 million, and the purchase price was $1.7 million, of which $1.2 million was paid at closing, with the balance to be paid over the next three years. Drew expects the acquisition to be immediately accretive to earnings.

“This acquisition enhances our growth and profit potential,” said Fred Zinn, Drew’s President and CEO. “Our Lippert team developed its entry door in early 2009. Since then, Lippert has become the leading supplier of RV doors, adding many new features and enhancements, which we will now offer to the former Euramax customers. With substantial borrowing capacity, and an outstanding operating management team, we have the resources to continue to pursue expansion opportunities which we believe will yield favorable returns on our investments.”

In addition to its wide array of components for RVs and manufactured homes, Lippert Components supplies a variety of doors for horse trailers, cargo trailers, enclosed utility vehicles and mobile office products. In recent years, Lippert Components has introduced many unique innovations to the door market. Working closely with manufacturers, Lippert Components design engineers focus on introducing quality innovations and custom features for doors.

“This acquisition will complement our existing door business,” said Jason Lippert, CEO of Lippert Components. “We will be able to consolidate the Euramax door production into our existing facilities, and utilize our existing production capacity and strong management team, as well as our purchasing power and effective production techniques, to improve efficiencies and reduce costs of the acquired operations.”

About Drew
Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture, and slide-out mechanisms for RVs. In addition, Drew manufactures components for modular housing, truck caps and buses, as well as for trailers used to haul boats, livestock, equipment and other cargo. Currently, from 32 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, acquisitions, plans and objectives of management, markets for the Company’s Common Stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 27A of the Securities Act of 1933 (the “Securities Act”).

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release, and in our subsequent filings with the Securities and Exchange Commission.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel-based components, and aluminum) and other components, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed manufactured homes and RVs, changes in zoning regulations for manufactured homes, sales declines in the industries to which we sell our products, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the successful integration of recent acquisitions, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, international, national and regional economic conditions and consumer confidence affect the retail sale of products for which we sell our components.